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                                                                   EXHIBIT 10


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 18, 1998 as to The Variable Annuity Life Insurance Company and February 6, 1998 as to The Variable Annuity Life Insurance Company Separate Account A in Post-Effective Amendment No. 52 to the Registration Statement (Form N-4, No. 2-32783/811-3240) of The Variable Annuity Life Insurance Company Separate Account A.



                                        /s/ ERNST & YOUNG LLP
                                        -----------------------------------
                                            ERNST & YOUNG LLP


Houston, Texas
April 27, 1998